UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2014

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)    (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 19, 2014, Select Comfort Corporation (the “Company”) announced that David R. Callen has been appointed to the position of Senior Vice President and Chief Financial Officer, effective as of April 7, 2014, and Patricia (Tricia) Dirks has been appointed to the position of Senior Vice President and Chief Human Capital Officer, also effective as of April 7, 2014.
Since 2007, Mr. Callen, age 47, has served as Vice President, Finance & Treasurer (and the Principal Financial Officer) of Ethan Allen Interiors Inc., a vertically integrated designer, manufacturer and distributor of high quality home furnishings globally.
Pursuant to the terms of the Company’s offer letter dated March 14, 2014, Mr. Callen will be entitled to:

•	An annual base salary of $375,000;

•
Participate in the Company’s annual cash incentive compensation program with a target bonus level of 55% of base salary; the bonus for fiscal 2014 will be guaranteed at the target level (with an opportunity to earn more than target level for Company performance that exceeds the performance target);

•	A sign-on bonus of $75,000, which must be repaid to the Company if Mr. Callen voluntarily terminates his employment during the first year of employment;

•	Participate in the Company’s annual long-term incentive program, and for 2014 will receive:

◦
a special, one-time, new hire award of 14,055 shares of time-vested restricted stock, with shares vesting 33% per year on each of the first three anniversaries of the date of grant, subject to continued employment;

◦	a grant of 7,395 stock options, vesting 33% per year on each of the first three anniversaries of the date of grant, subject to continued employment; and

◦
a grant of 12,650 target shares of performance-vested restricted stock, vesting at the end of three years, subject to continuing employment, with the actual number of shares to be earned based on actual Company performance through fiscal 2016 vs. revenue and net operating profit growth goals;

•	Substantially the same relocation benefits provided to other employees of the Company, and an additional discretionary relocation allowance to be paid upon permanent relocation;

•
Participate in the Company’s Executive Severance Pay Plan (under which, upon termination of employment without cause, Mr. Callen would be entitled to severance pay equal to (a) one times the sum of (i) annual base salary and (ii) annual target bonus, plus (b) a pro rata target bonus for the year of termination); and

•
Receive the same perquisites provided to other senior executives of the Company, including reimbursement for tax and financial planning services and the ability to participate in an annual physical program through Mayo Clinic’s Executive Health Program; and

•	Participate in the same health and welfare benefits plans as the Company makes available to director-level and above employees.

Mr. Callen will also be eligible to participate in the Select Comfort Profit Sharing and 401(k) Plan and the Select Comfort Executive Investment Plan in accordance with the respective terms of such plans.
The foregoing description of Mr. Callen’s offer letter is a summary of the material terms of the offer letter, and is qualified in its entirety by reference to the complete text of the offer letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the press release issued by the Company on March 19, 2014 announcing the appointments of Mr. Callen and Ms. Dirks to their respective executive roles.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Offer Letter dated March 14, 2014 from Select Comfort Corporation to
David R. Callen (filed herewith)

99.1	Press release dated March 19, 2014 (furnished herewith)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: March 20, 2014	By: /s/ Mark A. Kimball
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Offer Letter dated March 14, 2014 from Select Comfort Corporation to David R. Callen	Filed herewith

99.1	Press Release dated March 19, 2014	Furnished herewith

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